UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Under §240.14a-12

Welltower Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

No fee required

Fee paid previously with preliminary materials

Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts!
WELLTOWER INC. 2023 Annual Meeting Vote by May 22, 2023 11:59 PM ET

WELLTOWER INC. 4500 DORR STREET TOLEDO, OHIO 43615

V08963-P92110

You invested in WELLTOWER INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 23, 2023.

Get informed before you vote

View the 2023 Notice of Annual Meeting of Shareholders and Proxy Statement and 2022 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 9, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

*	Please check the meeting materials for any special requirements for meeting attendance. You can also vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. You may view the proxy materials online at www.proxyvote.com, scan the QR Barcode on the reverse side, or easily request a paper copy. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Voting Items		Board Recommends
Company Proposals

1.	Election of Directors Nominees:
1a.	Kenneth J. Bacon	For
1b.	Karen B. DeSalvo	For
1c.	Philip L. Hawkins	For
1d.	Dennis G. Lopez	For
1e.	Shankh Mitra	For
1f.	Ade J. Patton	For
1g.	Diana W. Reid	For
1h.	Sergio D. Rivera	For
1i.	Johnese M. Spisso	For
1j.	Kathryn M. Sullivan	For

2.	The ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2023.	For

3.	The approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the 2023 Proxy Statement.	For

4.	An advisory vote on the frequency of future advisory votes on executive compensation.	Year

NOTE: The proxies named on the reverse side of this proxy card are authorized to vote in their discretion upon any other business as may properly come before the meeting or any adjournment or postponement thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

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